Exhibit 16.1

June 8, 2017

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	Orion Financial Group, Inc.
File	No.: 333-185146

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on June 8, 2017 regarding the change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

9801 Westheimer Road, Suite 1100 • Houston, Texas 77042 • 713.343.4200

15 Maiden Lane, Suite 1002 • New York, New York 10038 • 212.406.7272

#0906 Block A North Tower, SOHO Shangdu No.8, Dongdaqiao Road • Chaoyang District, Beijing P.R. China l00020 • 86.010.5869.9192

Coastal City (West Tower), Hai De San Dao #l502 • Nanshan District, Shenzhen P.R. China 518054 • 86.755.8627.8690

www.malonebailey.com

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